UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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Hancock Fabrics, Inc.

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HANCOCK FABRICS, INC.

One Fashion Way

Baldwyn, Mississippi 38824

NOTICE OF 2015 ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON JULY 17, 2015

To the Stockholders of Hancock Fabrics, Inc.:

NOTICE IS HEREBY GIVEN that the 2015 Annual Stockholders’ Meeting (the “Annual Meeting”) of Hancock Fabrics, Inc., a Delaware Corporation (the “Company”) will be held at the Company’s headquarters at One Fashion Way, Baldwyn, Mississippi on Friday, July 17, 2015 at 3:00 p.m. CST, or as soon thereafter as a quorum shall be present, for the following purposes:

1.     To elect four members of the Board of Directors to hold office until the next Annual Stockholders’ Meeting or until their respective successors have been elected and qualified. The nominees are Sam P. Cortez, Steven R. Morgan, Steven D. Scheiwe and Neil S. Subin.

2.     To ratify the appointment of the accounting firm Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.

3.     To consider and vote upon a proposal to approve an amendment to the 2001 Stock Incentive Plan to authorize additional shares.

4.     To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 19, 2015 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the principal office of the Company at least 10 days before the date of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 17, 2015: We generally provide our stockholders access to our proxy materials over the Internet instead of mailing them. On or about June 5, 2015, we expect to mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, we will make our Proxy Statement, including this Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended January 31, 2015 (collectively the “proxy materials”) publicly available on the Internet according to the instructions provided in the Notice.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials with the Notice. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including how to request a printed copy of the proxy materials. The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.

All stockholders are cordially invited to attend the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ James B. Brown
James B. Brown
Executive Vice President, Chief Financial Officer and Secretary

Baldwyn, Mississippi

May 29, 2015

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

HANCOCK FABRICS, INC.

One Fashion Way

Baldwyn, Mississippi 38824

PROXY STATEMENT

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS.

This Proxy Statement and our Annual Report on Form 10-K for the year ended January 31, 2015 are available on the Internet at www.cstproxy.com/hancockfabrics/2015.

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hancock Fabrics, Inc., a Delaware Corporation (the “Company”), of proxies, in the accompanying form, to be used at the 2015 Annual Stockholders’ Meeting to be held July 17, 2015, at 3:00 p.m. CST at the Company’s headquarters, One Fashion Way, Baldwyn, Mississippi, and any adjournments thereof (the “Annual Meeting”).

We generally provide our stockholders access to our proxy materials over the Internet instead of mailing them. On or about June 5, 2015, we expect to mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our Board of Directors (also referred to herein as the “Board”) for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, we will make our Proxy Statement, including the Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended January 31, 2015 (collectively the “proxy materials”) publicly available on the Internet according to the instructions provided in the Notice.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials with the Notice. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including how to request a printed copy of the proxy materials. The Notice also will instruct you as to how you may submit voting instructions for your proxy over the Internet.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies, received in time for use at the Annual Meeting and not revoked at or before the Annual Meeting, will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of record of shares of the Company’s common stock, par value $.01 per share (“common stock”) entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting, is necessary to constitute a quorum at the Annual Meeting.

Election of Directors (Proposal No.1)

Assuming the presence of a quorum, for Proposal No. 1 our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) provide that the affirmative vote of a majority of common stock present in person or represented by proxy and entitled to vote is required to elect the directors.

Our Bylaws provide for a director resignation policy that requires each incumbent director nominee to submit to the Board an irrevocable letter of resignation from the Board that becomes effective if (i) that director fails to receive a majority of the votes present in person or represented by proxy and entitled to vote and (ii) the Board of Directors determines to accept such resignation. In such circumstances, the Corporate Governance and Nominating Committee of the Board of Directors will evaluate the resignation in light of the best interests of the Company and its stockholders and will make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the recommendation of the Corporate Governance and Nominating Committee and we will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. The director who fails to receive the majority vote will not participate in the decision of the Board of Directors or Corporate Governance and Nominating Committee.

Ratification of Independent Registered Public Accounting Firm (Proposal No. 2)

Our Bylaws provide that an affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is necessary for approval of the ratification of the appointment of the independent registered public accounting firm. Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year 2015 is advisory only and is not binding on us. Our Board of Directors will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the vote by stockholders.

Approval of Amendment to the 2001 Stock Incentive Plan (the “2001 Plan”) (Proposal No. 3)

Our Bylaws provide that an affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is necessary for approval of the amendment to the 2001 Plan.

All proxies will be voted as specified on the proxy cards or electronic voting instructions submitted by stockholders as long as the proxy is properly submitted in accordance with our voting procedures and is received by us before the close of voting at the Annual Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted “For” the Board of Directors’ four nominees, “For” Proposal Nos. 2 and 3, which are described in detail elsewhere in this Proxy Statement.

To vote, stockholders may submit proxy voting instructions electronically by using the Internet and following the instructions provided on the Notice. In addition, a stockholder who has requested and received printed proxy materials by mail may vote by submitting a properly completed and signed proxy card by mail, or by attending the Annual Meeting and voting in person.

With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present. Abstentions will have the same effect as negative votes on Proposal No. 1 for the election of directors because they represent votes that are present, but not cast. Abstentions will not be counted as votes cast at the Annual Meeting with respect to Proposal Nos. 2 or 3 and will have no effect on the results of the vote for Proposal Nos. 2 or 3. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If the nominee broker properly and timely requests instructions from the beneficial owner and does not receive them, under applicable rules the broker has discretionary authority to vote on certain routine matters such as the ratification of the Company’s independent registered public accounting firm in Proposal No. 2 and therefore there are no broker non-votes for Proposal No. 2. Under applicable rules, nominee brokers will not have discretionary authority to vote or cast a proxy with respect to Proposal Nos. 1 or 3 at the Annual Meeting. Although broker non-votes are considered present for quorum purposes, they are not considered entitled to vote for purposes of Proposal No. 1 or as a vote cast for purposes of Proposal No. 3, and so have no effect on the outcome of Proposal Nos. 1 or 3.

The close of business on May 19, 2015 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. As of May 19, 2015, the Company had 22,900,160 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding as of the close of business on the record date will be entitled to one vote for each share of common stock held. There is no cumulative voting for the election of directors.

The cost of soliciting proxies, including expenses in connection with preparing and mailing the Notice and this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses related to providing notice of the Annual Meeting, in forwarding proxy material to such beneficial owners and providing vote tabulation services. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation, requests for additional copies of the Annual Report for the year ended January 31, 2015 and Proxy Statement and related correspondence to: Hancock Fabrics, Inc., One Fashion Way, Baldwyn, Mississippi 38824, Attention: Corporate Secretary. Requests for additional copies of the Annual Report for the year ended January 31, 2015, and Proxy Statement may also be made by calling the Company at (662) 365-6448.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of May 19, 2015 by (i) each person known to the Company to be the beneficial owner of more than five percent of our common stock, (ii) each director, (iii) each of the Named Executive Officers (as defined herein), and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company. No shares of common stock held by a director or officer has been pledged as security. The Company is not aware of any arrangements or pledge of common stock that could result in a change of control of the Company.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

Lenado Capital Advisors LLC (2) 516 East Hyman Avenue Aspen, CO 81611	7,309,200	26.8%

Carl E. Berg (3) 10050 Bandley Dr. Cupertino, CA 95014	7,477,400	26.9%

Lightpointe Communications, Inc. (4) 10050 Bandley Dr. Cupertino, CA 95014	4,860,400	17.5%

Berg & Berg Enterprises, LLC (5) 10050 Bandley Dr. Cupertino, CA 95014	2,617,000	11.4%

Kevin T. Tolbert (6) 2948 Major Ridge Trail Duluth, GA 30097	1,410,721	6.2%

Sam P. Cortez (7)	190,000	*

Steven R. Morgan (8)	2,322,368	10.1%

Steven D. Scheiwe (9)	196,163	*

Neil S. Subin (10)	983,250	4.2%

James B. Brown (11)	149,673	*

Dennis Lyons (11)	114,549	*

Susan Van Benten (11)	120,380	*

All Current Directors and Executive Officers as a Group (7 persons)	4,076,383	17.2%

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting and investment power with respect to securities. Applicable percentage ownership is based on 22,900,160 shares of common stock outstanding as of May 19, 2015 and shares the beneficial owner has the right to acquire, which includes shares that may be acquired upon exercise of warrants and stock options vesting as of July 18, 2015. As of May 19, 2015, there are outstanding warrants for 9,838,000 shares, with an exercise price of $0.59 and stock options for 1,143,587 shares with a weighted average exercise price of $0.95. Except as indicated in the footnotes to this table and pursuant to applicable community property laws; the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)

This information is based on a Schedule 13D/A filed on July 24, 2014 by Lenado Capital Advisors, LLC, formerly known as Sopris Capital Advisors, LLC (“Lenado Advisors”), Lenado Partners, Series A of Lenado Capital Partners, L.P., formerly known as Sopris Partners Series A, of Sopris Capital Partners, L.P. (“Lenado Partners”), Lenado Capital, LLC, formerly known as Sopris Capital, LLC (“Lenado Capital”), Lenado DP, Series A of Lenado DP, L.P., formerly known as Sopris DP, Series A of Sopris DP, L.P. (“Lenado DP”), SPV UNO, LLC (“SPV UNO”), SPV Quatro, LLC (“SPV Quatro”) and Nikos Hecht (each a “Reporting Person” and collectively the “Reporting Persons”). The Schedule 13D/A reported that each Reporting Person has the following powers to vote, direct the vote, dispose of or direct the disposition of shares of common stock:

Reporting Person	Sole power to vote or direct the vote	Shared power to vote or direct the vote	Sole power to dispose of or direct the disposition of	Shared power to dispose of or direct the disposition of
Lenado Advisors	0	7,077,200	0	7,077,200
Lenado Partners	0	3,331,190	0	3,331,190
Lenado Capital	0	3,897,590	0	3,897,590
Lenado DP	0	566,400	0	566,400
SPV UNO	0	232,000	0	232,000
SPV Quatro	0	3,179,610	0	3,179,610
Nikos Hecht	0	7,309,200	0	7,309,200

The shares reported on the Schedule 13D/A, included 4,377,600 shares that may be issued pursuant to warrants. Of the shares reported as beneficially owned in this Schedule 13D/A, 3,331,190 shares are owned directly by Lenado Partners (including warrants to purchase an aggregate of 1,594,000 shares), 566,400 shares are owned directly by Lenado DP (including warrants to purchase an aggregate of 566,400 shares), 232,000 shares are owned directly by SPV UNO (including warrants to purchase an aggregate of 232,000 shares) and 3,179,610 shares are directly owned by SPV Quatro (including warrants to purchase an aggregate of 1,984,800 shares). Lenado Capital is the general partner of Lenado Partners and Lenado DP and, as such, may be deemed to share beneficial ownership of the shares of Common Stock owned directly by such parties. Mr. Hecht is the managing member of Lenado Advisors and the sole member of the managing member of Lenado Capital. As the managing member of SVP UNO, SPV Quatro and Lenado Advisors, the sole member of the managing member of Lenado Capital, and the owner, directly or indirectly, of a majority of the membership interests in each of SPV UNO, SPV Quatro, Lenado Capital and Lenado Advisors, Mr. Hecht may be deemed to be the controlling person of SPV UNO, SPV Quatro, Lenado Capital and Lenado Advisors, and through Lenado Capital, Lenado Partners and Lenado DP. Lenado Advisors, as investment manager for Lenado Partners, Lenado DP and SPV Quatro, has discretionary investment authority over the Common Stock held by Lenado Partners, Lenado DP and SPV Quatro, as applicable. Accordingly, Mr. Hecht may be deemed to be the beneficial owner of the Common Stock held by Lenado Partners, Lenado DP, SPV UNO, and SPV Quatro. The principal business office of each of Lenado Advisors, Lenado Partners, Lenado Capital, Lenado DP, SPV UNO, SPV Quatro and Mr. Hecht is 516 East Hyman Avenue, Aspen, CO 81611.

(3)

Includes 2,617,000 shares which are held by Berg & Berg Enterprises, LLC and warrants for 4,860,400 shares which are held by Lightpointe Communication, Inc., both of which Mr. Berg reports as indirectly owned.

(4)	Represents warrants for 4,860,400 shares which Lightpointe Communications, Inc. has the right to acquire upon exercise of the warrants.
(5)

The information as to beneficial ownership is based on a Schedule 13G/A filed by Berg & Berg Enterprises, LLC with the SEC on February 10, 2010, reflecting beneficial ownership of the Company’s common stock.

(6)	This information is based on a Non-Objecting Beneficial Owner listing dated April 2, 2014, obtained by the Company from Broadridge Financial Solutions, Inc.
(7)

Includes 35,000 shares with voting rights, subject to time vesting with 5,000 shares vesting on August 4, 2015, 15,000 shares vesting on August 5, 2015, 10,000 shares vesting on August 4, 2016 and 5,000 shares vesting on August 4, 2017.

(8)

Includes 320,000 shares with voting rights, subject to time vesting with 25% vesting on each of October 17, 2015, October 17, 2016, October 17, 2017 and October 17, 2018 and 1,000,000 shares of restricted stock with voting rights, subject to potential forfeiture over the next four years from May 19, 2015 if performance-based vesting conditions are not met. Mr. Morgan has sole voting power over 2,322,368 shares and sole dispositive power over 1,002,368 shares.

(9)

Includes 35,000 shares with voting rights, subject to time vesting with 5,000 shares vesting on August 4, 2015, 15,000 shares vesting on August 5, 2015, 10,000 shares vesting on August 4, 2016 and 5,000 shares vesting on August 4, 2017.

(10)

Includes 35,000 shares with voting rights, subject to time vesting with 5,000 shares vesting on August 4, 2015, 15,000 shares vesting on August 5, 2015, 10,000 shares vesting on August 4, 2016 and 5,000 shares vesting on August 4, 2017. Also includes 233,250 shares held by Broadbill Investment Corp. (“Broadbill”) which Mr. Subin reports as indirectly owned. Mr. Subin is the Chairman of Broadbill, and may be deemed the beneficial owner of the shares held by Broadbill. Additionally includes warrants for 600,000 shares held by Espadarte Partners, LLC and Sufam, LLC which Mr. Subin reports as indirectly owned.

(11)

Includes 56,250 shares, 41,667 shares and 50,000 shares which Mr. Brown, Mr. Lyons and Ms. Van Benten, respectively, have the right to acquire upon exercise of stock options on or before July 18, 2015.

EQUITY COMPENSATION PLAN information

The following table provides certain information as of January 31, 2015, with respect to the compensation plan under which shares of the Company’s common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,464,979	$0.91	745,521

(1)

These securities include shares available under the Company’s 2001 Stock Incentive Plan. The Company does not maintain any other stock incentive plans or arrangements that have not been approved by stockholders.

On March 4, 2001, the Board adopted, and the stockholders subsequently approved, the 2001 Stock Incentive Plan (the “2001 Plan”). The 2001 Plan provides for the award of long-term incentives to those key employees and directors who make substantial contributions to the growth of the Company and to retain them in the employ of the Company or its subsidiaries by providing opportunities for ownership of the Company’s common stock. The 2001 Plan provides for the issuance of Nonqualified Stock Options (NSOs) and awards of restricted stock, stock appreciation rights and restricted stock units. Shares available under the 2001 Plan may be awarded until March 4, 2021.

The 2001 Plan is administered by the Stock Plan Committee (the “Committee”) selected by the Board of Directors which must consist of two or more directors of the Company who are “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). All members of the Management Review and Compensation Committee currently serve as the Stock Plan Committee. The provisions of the 2001 Plan, and all actions and transactions under and pursuant to it, are intended to comply with all applicable conditions of rules promulgated under Section 16 of the Exchange Act, or its successors, with respect to reporting persons, including the Company’s executive officers. The aggregate number of shares of common stock of the Company that may be issued or reserved for issuance pursuant to the 2001 Plan may consist, in whole or in part, of authorized but unissued shares or shares reacquired by the Company (and not reserved for any other purpose) and shares subject to any previous award under the 2001 Plan that have been forfeited. The 2001 Plan contains antidilution provisions, allowing for adjustments in the number of shares that may be issued under the plan, as well as the number and type of securities subject to outstanding awards and the exercise prices of outstanding options, in case of stock dividends and other changes in the Company’s capital structure.

As originally approved the 2001 Plan provided for 2,800,000 shares available for issuance and on June 9, 2005, the stockholders approved an increase in the authorized shares to 3,150,000. Additionally, the 2001 Plan was amended and restated pursuant to the Company’s Plan of Reorganization, effective August 1, 2008, to increase the aggregate number of shares authorized for issuance by 3,150,000, to award each non-employee director installed pursuant to the Plan of Reorganization 50,000 shares of restricted stock, to allow non-employee directors to receive restricted stock and stock options, and to allow directors to elect to receive fees as restricted shares instead of cash. Under the 2001 Plan, as amended and restated, the total number of shares available for issuance is 6,300,000. On April 16, 2009 the Committee approved an amendment to the 2001 Plan to provide for the issuance of equity awards under the terms of the Long-Term Incentive Plan. In general, the Long-Term Incentive Plan provides for the granting of equity awards under the 2001 Plan with vesting over three years, conditional on achieving annual performance goals as determined by the Compensation Committee. If the goals are not achieved, the shares available for vesting that year are forfeited.

RELATED PARTY TRANSACTIONS

On November 20, 2012, we completed a warrant exchange with certain warrant holders pursuant to which the exchanging holders exchanged warrants to purchase an aggregate of up to 7,385,200 shares of our common stock (the “Old Warrants”) issued pursuant to the master warrant agreement, dated as of June 17, 2008 for new warrants (the “New Warrants”) to purchase an aggregate of up to 9,838,000 shares of our common stock for an exercise price per share of $0.59. The New Warrants are exercisable at any time until November 20, 2019 on a cashless basis pursuant to the terms of the New Warrants.

Carl E. Berg (a former non-executive Chairman of our Board of Directors) is the beneficial owner of more than 5% of our common stock through either controlling or majority interest and/or controlling investment management in Berg & Berg Enterprises, LLC and Lightpointe Communications, Inc. (“Lightpointe”). In the warrant exchange, Lightpointe exchanged Old Warrants for a New Warrant to purchase 4,860,400 shares of our common stock. Lightpointe also holds $4.0 million of our Floating Rate Series A Secured Notes Due 2017.

As the managing member of Lenado Capital Advisors, LLC (“Lenado Advisors”); SPV UNO, LLC (“SPV Uno”); and SPV Quatro, LLC (“SPV Quatro”); the sole member of the managing member of Lenado Capital, LLC (“Lenado Capital”); and the owner, directly or indirectly, of a majority of the membership interests in each of Lenado Advisors, Lenado Capital, SPV UNO and SPV Quatro, Nikos Heckt may be deemed to be the controlling person of Lenado Advisors, Lenado Capital, SPV UNO and SPV Quatro and, through Lenado Capital, Series A of Lenado Capital Partners, L.P. (“Lenado Partners”) and Lenado DP, Series A of Lenado DP, L.P. (“Lenado DP”). Mr. Hecht, Lenado Advisors, Lenado Capital, Lenado Partners and SPV Quatro are each the beneficial owners of more than 5% of our common stock. In the warrant exchange, Lenado DP exchanged Old Warrants for a New Warrant to purchase 566,400 shares of our common stock; SPV Uno exchanged Old Warrants for a New Warrant to purchase 232,000 shares of our common stock; SPV Quatro exchanged Old Warrants for a New Warrant to purchase 1,984,800 shares of our common stock; and Lenado Partners exchanged Old Warrants for a New Warrant to purchase 2,194,400 shares of our common stock.

On July 24, 2014, Neil Subin, a director of Hancock Fabrics, Inc., acquired warrants for 600,000 shares issued on November 20, 2012 at an exercise price per share of $0.59 for which he declared indirect ownership. The 600,000 warrant shares acquired by Mr. Subin were sold by Lenado Partners, Series A of Lenado Capital Partners, L.P., a member of a group owning more than 5% of our common stock.

On that same date, Mr. Subin acquired $4.2 million of our Floating Rate Series A Secured Notes Due 2017 from Lenado Capital Partners, L.P., SPV Quatro, LLC and SPV UNO, LLC., members of a group owning more than 5% of our common stock.

On February 17, 2015, Mr. Subin sold the $4.2 million of Floating Rate Series A Secured Notes Due 2017.

We did not enter into any other material transactions with related parties during fiscal years 2014 or 2013.

In accordance with the Company’s Code of Business Conduct and Ethics, any transaction with a related person requires prior approval from the Company’s Chief Executive Officer.

Directors, Executive Officers and Corporate Governance

The following individuals are members of our Board of Directors. Each director of the Company is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his or her successor is elected and qualified. Under our Bylaws, the size of the Board of Directors is established by resolution of the Board and is currently set at five directors. We have four directors currently in office, and one vacancy that has not yet been filled. Our Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The Board of Directors elects officers annually and their terms of office are at the discretion of the Board. Our Bylaws requires each incumbent director nominee to submit to the Board an irrevocable letter of resignation from the Board that becomes effective if (i) that director fails to receive a majority of the votes present in person or represented by proxy and entitled to vote and (ii) the Board of Directors determines to accept such resignation. In such circumstances, the Corporate Governance and Nominating Committee of the Board of Directors will evaluate the resignation in light of the best interests of the Company and its stockholders and will make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the recommendation of the Corporate Governance and Nominating Committee and we will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. The director who fails to receive the majority vote will not participate in the decision of the Board of Directors or Corporate Governance and Nominating Committee. Each of the director nominees listed below has tendered an irrevocable resignation to the Board of Directors with respect to the Annual Meeting as required by our Bylaws.

Set forth below are the name, age, positions held with the Company and business experience during the past five years of each nominee for director of the Company.

Name	Age	Office Presently Held and Business Experience During the Last Five Years

Steven R. Morgan	63

President and Chief Executive Officer of the Company since October 17, 2011, interim President and Chief Executive Officer of the Company from January 28, 2011 to October 17, 2011 and a director of the Company since June 2010. Mr. Morgan served as Chair of the Board of Directors’ Audit Committee from June 2010 to January 2011 and served as a member of the Board’s Management Review and Compensation Committee from June 2010 to October 2011 and Corporate Governance and Nominating Committee from June 2010 to December 2011. Formerly, he was President of GameStop Corporation from 2005 to 2008, a fortune 500 company, and held the position of President of North American Operations at Electronic Boutiques, as well as President of EB Games-Canada. Mr. Morgan has also served as a director of Movie Gallery, Inc., a home entertainment specialty retailer and held various senior executive roles with May Department Stores and Federated Department Stores, where he began his retail career.

Mr. Morgan’s thirty plus years of retail experience and board service complements that of other members and makes him a valuable member of the Board of Directors. Mr. Morgan’s current position as Chief Executive Officer of the Company also provides valuable insight to the Board on day-to-day operations of our company.

Sam P. Cortez	51

A director of the Company since August 2008, Mr. Cortez serves on the Board’s Audit Committee, the Corporate Governance and Nominating Committee and is the Chair of the Management Review and Compensation Committee. He is currently the principal of KCL Development LLC, a provider of corporate finance advisory services, a position he has held since 2003. He is also a director and member of the governance committee and chair of the compensation committee of Delta Apparel, Inc., an international company that features branded and private label active wear, and has been a director since November 2010. He was formerly a director, audit committee chair, and member of the compensation and budget committees of World Waste Technologies, Inc., a development stage technology company, from 2005 to 2009. Mr. Cortez is a Board Leadership Fellow, as designated by the National Association of Corporate Directors.

Mr. Cortez has experience providing business consulting and corporate financial advisory services, as well as substantial investment banking experience, and also previous board service with other companies, including the audit, governance and compensation committees of such boards. Mr. Cortez’s business experience and financial background are truly beneficial to the Board of Directors. These experiences qualify him well to serve on the Audit Committee, the Management Review and Compensation Committee, and the Governance Committee of the Board of Directors.

Name	Age	Office Presently Held and Business Experience During the Last Five Years
Steven D. Scheiwe	54

The Non-executive Chairman of the Company since August 2009 and a director of the Company since August 2008, Mr. Scheiwe serves on the Board’s Audit Committee, which he Chairs, and the Board’s Management Review and Compensation Committee, and Corporate Governance and Nominating Committee. He is currently the President of Ontrac Advisors, Inc., which provides analysis and business management services to public and private entities, a position he has held since 2001. Mr. Scheiwe is also a director of WMI Holding, Corp., formerly Washington Mutual, Inc. Mr. Scheiwe formerly served as a director of FiberTower Corporation, Primus Telecommunications Group, Inc., Inner City Media Corporation, Movie Gallery, Inc. and Footstar, Inc., among others.

Mr. Scheiwe has extensive business management experience with both public and private companies. Mr. Scheiwe also has served on the boards of several organizations of varying sizes. Mr. Scheiwe’s business management experience and experience serving on various audit, nominating and corporate governance and compensation committees are a valuable asset to the Board of Directors of the Company and qualifies him well to serve on the Audit, Management Review and Compensation, and Corporate Governance and Nominating Committees of the Board of Directors.

Neil S. Subin	50

A director of the Company since August 2009, Mr. Subin serves on the Audit and Management Review and Compensation Committees, and Chairs the Corporate Governance and Nominating Committee of the Board of Directors. He is President and Managing Director of Trendex Capital Management, a position he has held since 1992 and Chairman of Broadbill Investment Partners, LP, firms focusing primarily on private investments. He has also been a director and member of the audit and compensation committees of Primus Telecommunications Group, Inc., since July 2009 and has served as chairman of the board from April 2013 to December 2013, a director of Institutional Financial Markets, Inc. since December 2010, a director of Phosphate Holdings, Inc. since November 2010, and a director and member of the audit committee of Federal Mogul Corporation, since January 2008. Mr. Subin formerly served as a director and member of the compensation committee of Movie Gallery, Inc. and as a director of FiberTower Corporation.

Mr. Subin has considerable experience and insight regarding private investments in public companies and has provided the Board of Directors with a valuable and balanced perspective. Additionally, Mr. Subin’s experience serving on other boards and on the audit and compensation committees of such boards is a great contribution to the Board of Directors of the Company and well qualifies Mr. Subin to serve on the Audit, Management Review and Compensation, and Corporate Governance and Nominating Committees of the Board of Directors.

Set forth below are the name, age, position and business experience of each executive officer of the Company.

Name	Age	Office Presently Held and Business Experience During the Last Five Years

Steven R. Morgan	63

President and Chief Executive Officer of the Company since October 17, 2011, interim President and Chief Executive Officer of the Company from January 28, 2011 to October 17, 2011 and a director of the Company since June 2010. For additional information concerning Mr. Morgan, see above.

James B. Brown	47

Executive Vice President, Chief Financial Officer and Secretary since March 18, 2013. Mr. Brown was formerly, Senior Vice President – Finance with Fred's, Inc., from November 2011 to February 2013. He also held the position of Vice President, Planning and Analysis from June 2008 to November 2011 and Assistant Controller from February 2006 to May 2008.

Dennis Lyons	51

Senior Vice President, Chief Administrative Officer since August 2014 and Senior Vice President, Store Operations from January 2012 to July 2014. Formerly, Senior Vice President, Store Operations with Books-a-Million from May 2004 to January 2012.

Name	Age	Office Presently Held and Business Experience During the Last Five Years

Susan Van Benten	60

Senior Vice President, Chief Merchandising and Marketing Officer since April 2014 and Senior Vice President, Merchandising from September 2010 to March 2014. Formerly, Senior Vice President, General Merchandising with Books-a-Million from May 2008 to September 2010.

There are no family relationships among any of our officers and directors.

Director Independence

SEC rules require that a company whose securities are not listed on a national securities exchange to disclose in its proxy statement whether each director, nominee for director and members of its audit committee, compensation committee, and corporate governance and nominating committee are “independent”. In determining independence, the Company may select the definition of “independence” under the rules of a national securities exchange. The Company has selected the rules of the New York Stock Exchange together with the specific independence requirements below. The Board of Directors has reviewed the relationships between the Company and each of its directors and has determined that all of the directors were “independent” during the fiscal year ended January 31, 2015 (“Fiscal 2014”) other than Mr. Steven R. Morgan. The Board of Directors has affirmatively determined that no director, other than Mr. Morgan had or has a material relationship with the Company during the current fiscal year. In making this determination, the Board has broadly considered all relevant facts and circumstances. In addition, the Board has adopted as specific independence requirements (a) the independence requirements of applicable law, (b) the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (c) the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (collectively, the “Independence Standards”), which are available on the Company’s website at www.hancockfabrics.com under the “Investor Relations – Corporate Governance” link.

With respect to any relationship that is not covered by the categorical Independence Standards, the members of the Board who satisfy the requirements of the Independence Standards will evaluate such relationship and make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship will be considered independent.

The Board of Directors had determined that each member of the Audit Committee, Management Review and Compensation Committee and Corporate Governance and Nominating Committee meet its Independence Standards. In addition, each member of the Audit Committee meets the additional independence standards for audit committee members set forth in its Independence Standards (which reflect the requirements of Rule 10A-3 of the Exchange Act) and each member of the Management Review and Compensation Committee meets the additional independence standards for compensation committee members set forth in its Independence Standards (which reflects the requirements of Rule 10C-1 of the Exchange Act).

Board of Directors

Meetings and Attendance

The Board of Directors holds regular meetings on a quarterly basis and on other occasions when required by special circumstances. The Board of Directors held six meetings during Fiscal 2014. The Board of Directors delegates certain of its functions to its standing Audit Committee, Management Review and Compensation Committee and the Corporate Governance and Nominating Committee. All of the directors attended at least 75% of the meetings of the Board and of all committees on which they served. The Company does not have a policy regarding directors’ attendance of the annual meetings of stockholders. All four of the directors attended the prior year’s annual meeting of stockholders.

Board Leadership and Structure

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board shall be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. Steven D. Scheiwe has served as the Non-executive Chairman of the Board since August 4, 2009. The roles of the Non-executive Chairman and the Chief Executive Officer are very distinct. The Chief Executive Officer is responsible for oversight of the day-to-day operations and business affairs of the Company, including the business conducted by the employees, managers and officers of the Company. The Non-executive Chairman of the Board is responsible for leading the Board of Directors in its duty to oversee the management of the business and affairs of the Company and ensuring that he and the other directors act in the best interest of the Company and its stockholders. The Non-executive Chairman of the Board also presides over executive sessions of the Board. The Board of Directors held four executive sessions during Fiscal 2014. The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management and the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, including risk oversight of the Company.

Board’s Role in Risk Oversight

Risk oversight of the Company is the responsibility of the Board of Directors. It administers this oversight function by evaluating various components of risks to the Company at each meeting of the Board. The current leadership structure of the Board of Directors is appropriate for the Company and facilitates careful oversight of risk for the Company. The structure of the Board of Directors provides strong oversight by those directors that meet the Company’s Independence Standards, with such directors meeting frequently in executive sessions of the Board of Directors without management. These executive sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of senior management.

Annual Board Evaluation

Pursuant to our Corporate Governance Guidelines, the Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. In addition, the Board maintains a process whereby its committees and its members are subject to periodic self-evaluation and self-assessment. The Corporate Governance and Nominating Committee oversees the Board and committee evaluations. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.

Committees of the BOARD OF DIRECTORS

Audit Committee. The Audit Committee of the Board of Directors, which operates pursuant to a charter adopted by the Board of Directors, is charged with oversight of the Company’s accounting and financial reporting process, system of internal controls and the audits of its financial statements. The Audit Committee also assists the Board in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function, the Company’s compliance with laws and regulations and with the Code of Business Conduct and Ethics. The Audit Committee has sole authority for the appointment or replacement and pre-approval of the services and fees of the Company’s independent auditors (see “Principal Accountant Fees and Services”). The Audit Committee is currently composed of Steven D. Scheiwe (Chair), Sam P. Cortez and Neil S. Subin. The Board of Directors has determined that Mr. Scheiwe qualifies as an audit committee financial expert as defined in rules promulgated by the SEC under the Exchange Act, as interpreted by the Board. The Audit Committee met six times during Fiscal 2014.

In order to ensure the integrity of the Company’s financial reports, the Audit Committee welcomes and encourages employees to report directly to it any practice, policy or act that could impair the integrity of the Company’s financial records or reports. If any employee has information that would be beneficial to the Audit Committee in fulfilling its oversight responsibilities, he or she is encouraged to contact the Audit Committee at the address below. The identity of any employee submitting information to the Audit Committee will be held in confidence, as required by the Sarbanes-Oxley Act.

Audit Committee

Steven D. Scheiwe

1741 Edgefield Lane

Encinitas, CA 92024

Management Review and Compensation Committee. The Management Review and Compensation Committee of the Board of Directors (“Compensation Committee”), which operates pursuant to a charter adopted by the Board of Directors, is charged with responsibilities relating to the evaluation and compensation of the Company’s officers and employees, including establishing compensation plans, evaluating the performance of and determining and approving the compensation of the CEO and other senior executives of the Company, administering the Company’s retirement plans, the 2001 Plan and other incentive compensation program, and making recommendations to the Board respecting policies of the Board related to those plans. The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate, except that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee has not delegated and has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers, among other things, the recommendations of the Chief Executive Officer. However, the Compensation Committee is solely responsible for making the final decisions on compensation for the individuals listed in the Summary Compensation Table in this proxy statement. The Compensation Committee is authorized to retain, and to approve the fees of, such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. For Fiscal 2014, the Compensation Committee determined it was not necessary to retain any independent compensation consultants. The Compensation Committee is currently composed of Sam P. Cortez (Chair), Steven D. Scheiwe and Neil S. Subin. The Compensation Committee met four times during Fiscal 2014.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee of the Board of Directors, which operates pursuant to a charter adopted by the Board of Directors, recommends nominees for election to the Board by the stockholders at the annual meeting, evaluates and reports to the Board of Directors on CEO performance and management succession and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Corporate Governance and Nominating Committee is currently composed of Neil S. Subin (Chair), Sam P. Cortez, and Steven D. Scheiwe. The Corporate Governance and Nominating Committee met once during Fiscal 2014.

fiscal year 2014 DIRECTOR Compensation

The following table shows the compensation paid for Fiscal 2014 to the members of the Board who were not employed by the Company or any of its subsidiaries (“non-employee directors.”) Mr. Morgan did not receive fees for serving as a director of the Company. His compensation for Fiscal 2014 is reported in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
(a)	(b)	(c)	(h)
Sam P. Cortez	$82,000	$17,800	$99,800
Steven D. Scheiwe	$107,000	$17,800	$124,800
Neil S. Subin	$65,000	$17,800	$82,800

(1)

As provided in the Company’s 2001 Plan, as amended and restated, directors Cortez, Scheiwe and Subin were each awarded 20,000 shares of restricted stock on August 4, 2014, all of which vest over three years. The amounts shown reflect the aggregate grant date fair value of these awards as determined pursuant to ASC 718. The assumptions used to calculate the value of these awards are set forth under Note 11 to the accompanying Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015. For additional information concerning the 2001 Plan, see “Equity Compensation Plan Information” above.

(2)	As of January 31, 2015, each non-employee director held the number of outstanding and unvested shares reflected in the table below.

Director	Number of Shares or Units of Stock that have not Vested (#)
Sam P. Cortez	35,000
Steven D. Scheiwe	35,000
Neil S. Subin	35,000

During Fiscal 2014, each eligible director earned annually a base director fee of $55,000 and a chair fee of $20,000, $15,000 or $10,000 for chairing the Board, Audit, and Management Review and Compensation Committees, respectively. Non-chair members of the Audit and Management Review and Compensation Committees receive $5,000 annually for membership fees. Additionally during 2014 directors Scheiwe and Cortez were each paid $12,000 for their service on a special committee of the Board appointed to review, analyze and evaluate the fairness of a proposed reverse stock split. Each non-employee director could elect, prior to the beginning of the director’s annual term each July, to receive all or a portion of the base director fee, chair and committee fee in restricted shares based on the market price on the date of election. Restrictions on these shares lapsed ratably over the next 12 months. Directors not electing to receive base director fees, chair and committee fees in stock were paid in cash on a quarterly basis. The directors elected to receive 100% of their base and chair fees in cash for the term that began in July 2014.

nomination of Directors

The Corporate Governance and Nominating Committee of the Board, or, in its absence the members of the Board of Directors meeting the Board’s Independence Standards, selects nominees for election as directors. The independent members of the Board of Directors or the Corporate Governance and Nominating Committee, as the case may be, review and evaluate candidates submitted by directors, management and by the Company’s stockholders. They identify Board candidates based upon both their criteria for evaluation and the candidate’s previous service on the Board. Additionally, they may use the services of a search company in identifying nominees. Although they have not determined specific minimum qualifications for nominees, they evaluate candidates based upon:

●	character, personal and professional ethics, integrity and values;
●	executive level business experience and acumen;
●	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of specialty retail industries, it is not a prerequisite);
●	skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;
●	business judgment;
●	availability and willingness to serve on the Board;

●	our Independence Standards;
●	potential conflicts of interest with the Company or its stockholders taken as a whole; and
●	accomplishments within the candidate’s own field.

The Committee believes that the Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and evolving needs of the business. The Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s business. The Committee believes that each of the nominees also has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, backgrounds, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The Committee does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate breadth of talent, skills and expertise to oversee the Company’s business.

Stockholder Nominations. Nominations of individuals for election to the Board at any meeting of stockholders at which Directors are to be elected may be made by any Company stockholder entitled to vote for the election of Directors at that meeting by complying with the procedures set forth in Article I, Section 7 of the Company’s Bylaws. Section 7 of the Bylaws provides that notice of proposed stockholder nomination must be given to the Secretary of the Company at the Company’s principal executive offices not less than 30 days prior to the meeting at which Directors are to be elected, unless the notice of meeting or public disclosure of the date of the meeting is given less than 40 days prior to the meeting, in which case the notice of nomination must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which the notice of meeting was first mailed to Company stockholders or such public disclosure otherwise was made. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Exchange Act in connection with the solicitation of proxies for the election of Directors and must include each such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Information must also be disclosed by and about the stockholder proposing to nominate that person. The chairman of a stockholder meeting may refuse to acknowledge any nomination not made in compliance with the foregoing procedures.

A nominee submitted to the Company by a qualified stockholder must satisfy the minimum qualifications for Director described above. In addition, in evaluating stockholder nominees for inclusion in the Board’s slate of nominees, if any, the Board and the Corporate Governance and Nominating Committee may consider any relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating stockholder’s Company holdings and the length of time such stockholder has owned such holdings; whether the nominee is independent of the nominating stockholder and able to represent the interests of the Company and its stockholders as a whole; and the interests and/or intentions of the nominating stockholder

In general, the Board of Directors will evaluate a candidate identified by a stockholder using the same standards as it uses for candidates it identifies. Before recommending a stockholder’s candidate, the Board of Directors may also:

●	consider whether the stockholder candidate will significantly add to the range of talents, skills and expertise of the Board;
●	conduct appropriate verifications of the background of the candidate; and
●	interview the candidate or ask the candidate for additional information.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder or interested party communications with an individual director, the non-management directors as a group, the Non-executive Chairman of the Board, or the Board of Directors as a group should be addressed to “Hancock – Director Communications,” ATTN: Steven D. Scheiwe, 1741 Edgefield Lane, Encinitas, CA 92024.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Copies of such reports must also be furnished to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended January 31, 2015, all Section 16(a) filing requirements were met with the following exception: Ms. Van Benten was late reporting a disposition of shares surrendered to the Company to satisfy a tax withholding obligation.

Code of business conduct and ethics

The Company has a code of ethics that applies to all employees of the Company, including the chief executive officer and senior financial officers. The Company’s Code of Business Conduct and Ethics is available free of charge in the “Investor Relations – Corporate Governance” section of the Company’s website at www.hancockfabrics.com or upon request to our Corporate Secretary.

We intend to provide disclosures regarding amendments to or waivers of a provision of our Code of Business Conduct and Ethics by disclosing such information on our website within four business days following the amendment or waiver as required by applicable law.

ADDITIONAL CORPORATE GOVERNANCE INFORMATION

The Board has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines which direct our Board’s actions with respect to among other things, our Board composition and director qualifications, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation.

The following corporate governance materials are available free of charge in the “Investor Relations – Corporate Governance” section of the Company’s website at www.hancockfabrics.com. We will also provide copies of these documents upon request, free of charge.

●	Corporate Governance Guidelines;
●	Charters of the Audit Committee, Management Review and Compensation Committee and Corporate Governance and Nominating Committee; and

●	Standards for Determination of Director Independence.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by Burr Pilger Mayer, Inc. (“BPM”), the Company’s independent registered accounting firm, in the fiscal years ended January 31, 2015 and January 25, 2014, respectively, were as follows (in thousands):

	Year Ended January 31, 2015	Year Ended January 25, 2014
Audit Fees(1)	$325	$325
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$325	$325

(1)     Reflects fees billed including actual fees paid to date and fees anticipated.

For purposes of the above table, in accordance with the rules and regulations promulgated by the SEC, “Audit Fees” are fees billed to the Company for professional services for the audit of the Company Consolidated Financial Statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. “Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company financial statements. “Tax fees” are fees billed for tax compliance, tax advice, and tax planning. “All Other Fees” are fees related to filings on Forms S-1 and S-8, and assistance with SEC correspondence.

The Audit Committee pre-approves all services performed by the Company’s independent auditors in accordance with the Company’s Audit Committee Pre-Approval Policy. The Pre-Approval Policy requires that any audit or non-audit services performed by the Company’s independent auditors receive either specific or appropriate general pre-approval by the Audit Committee. In addition, any service performed by the independent auditors that exceeds a pre-determined fee level is required to receive specific pre-approval by the Audit Committee. The Company’s independent auditor is permitted to provide audit, audit-related, tax, and other services as detailed in the Pre-Approval Policy. The Company’s independent auditor is prohibited from performing certain non-audit services detailed in the policy. The Audit Committee pre-approved 100% of the services described above.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the financial statements in the Annual Report on Form 10-K for the year ended January 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with BPM, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with BPM the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from BPM required by applicable requirements of the Public Company Accounting Oversight Board regarding BPM’s communications with the Audit Committee concerning independence, and has discussed with BPM their independence. The Audit Committee also considered the compatibility of non-audit services with BPM’s independence.

The Audit Committee discussed with BPM the overall scope and plans for their audit. The Audit Committee meets with BPM, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2015, for filing with the SEC. The Audit Committee and the Board approved the selection of BPM as the Company’s independent registered public accounting firm for Fiscal 2014 and has approved the retention of BPM as the principal accounting firm to be used by the Company throughout the 2015 fiscal year.

Steven D. Scheiwe, Chair

Sam P. Cortez

Neil S. Subin

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid by us for our past two fiscal years to our chief (principal) executive officer and each of our two other highest paid executive officers who were in office as of Fiscal 2014 year-end. We refer to these officers as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE- FISCAL 2014 AND 2013
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)(2)	Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven R. Morgan, President and Chief Executive Officer(3)	2014 2013	600,000 600,000	-- --	340,000 100,000(6)	-- --	-- 100,000	-- --	30,808 9,000	970,808 809,000
Dennis Lyons, Senior Vice President – Chief Administrative Officer(4)	2014 2013	236,156 220,000	-- --	33,000 33,000	-- --	-- 22,000	-- --	21,967 7,200	291,123 282,200
Susan Van Benten, Senior Vice President – Chief Merchandising and Marketing Officer(5)	2014 2013	236,482 215,384	-- --	30,000 30,000	-- --	-- 22,000	-- --	-- --	266,482 267,384

(1)

The amounts shown as Stock Award compensation do not reflect compensation that was actually realized by the Named Executive Officers during the applicable fiscal year. Instead, the amounts shown as Stock Awards compensation are the aggregate grant date fair value of equity awards granted to the executive during the applicable fiscal year as determined pursuant to ASC 718. The assumptions used to calculate the value of these stock awards are set forth under Note 11 to the accompanying Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015. For the material terms of the stock awards, see the table below captioned “Outstanding Equity Awards at Fiscal Year-End.”

(2)

Each of the Named Executive Officers participated in the Company’s Short-Term Incentive Plan for Fiscal 2014. Under the plan, each executive is eligible to receive a bonus based on the Company’s achievement of certain financial goals established by the Compensation Committee for the applicable fiscal year. At the end of Fiscal 2014, the Compensation Committee determined that none of the goals had been achieved and accordingly, bonuses were not paid to the executives for Fiscal 2014.

(3)	The amount reported in the “Stock Awards” column for Mr. Morgan for Fiscal 2014 reflects the grant date fair value of his performance award of 114,286 restricted shares, which were forfeited based on performance, and 320,000 restricted shares awarded under the terms of his Employment Agreement, as amended and extended and Fiscal 2013 reflects the grant date fair value of his performance award of 114,286 restricted shares. The amount reported in the “All Other Compensation” column for Fiscal 2014 and 2013 is an automobile allowance provided by the Company.
(4)

The amount reported in the “Stock Awards” column for Mr. Lyons for Fiscal 2014 and 2013 reflects the grant date fair value of his performance award of 38,824 restricted stock units and 38,824 restricted stock units, respectively. The amount reported in the “All Other Compensation” column for Mr. Lyons is for amounts provided by the Company for an automobile and housing allowance for 2014 and an automobile allowance for 2013.

(5)

The amount reported in the “Stock Awards” column for Ms. Van Benten for Fiscal 2014 and 2013 reflects the grant date fair value of her performance award of 35,295 restricted stock units and 35,294 restricted stock units, respectively.

(6)

This stock award amount is for a performance based award for Fiscal 2013 of 114,286 restricted shares of which only 9,524 vested, the balance was forfeited. None of the shares covered by these stock awards have been sold by Mr. Morgan as of the date of the proxy filing. As such, there has been no realized cash income from these grants.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Mr. Morgan. On November 7, 2011, the Company entered into an Employment Agreement (the “Agreement”) with Steven R. Morgan, which was amended and extended on July 21, 2014. The Agreement as amended and extended is in effect until October 17, 2018 and will be extended automatically for successive one-year periods unless either party elected not to extend the Agreement. During the terms of the Agreement, Mr. Morgan will receive an annual base salary of $600,000, subject to increase (but not decrease) at the discretion of the Board of Directors and benefits as provided to other employees of the Company, such as automobile expenses and medical and life insurance. The Agreement as amended and extended also provided for Mr. Morgan to receive a grant of 320,000 shares of restricted stock, which shall be subject to time vesting over four years with full vesting on a Change in Control Event (as defined in the Agreement).

Under the Agreement, a termination of Mr. Morgan’s employment will have the following effect on the compensation provided:

●

If employment is terminated by the Company for Cause or by Mr. Morgan other than for Good Reason (as such terms are defined in the Agreement), salary, benefits, and vesting of stock awards would cease at the date of termination;

●

If employment is terminated by death or Disability (as such term is defined in the Agreement), compensation would cease as described above, except Mr. Morgan or his family will receive health insurance benefits for 18 months and stock awards granted pursuant to the Agreement shall vest immediately;

●

If employment is terminated by the Company without Cause or by Mr. Morgan for Good Reason (other than in a Change in Control Period), Mr. Morgan will receive his annual salary for three years, a bonus payment that is three times the average of his annual cash incentives paid for the two fiscal years immediately prior the fiscal year of termination, and health insurance benefits for 18 months. In addition, stock awards granted pursuant to the Agreement shall vest immediately, and Mr. Morgan will be credited with two years’ vesting for all other stock awards; and

●

If employment is terminated by the Company without Cause or by Mr. Morgan for Good Reason during a Change in Control Period (as defined by the Agreement), Mr. Morgan would receive a lump sum payment, which is equal to four times his annual base salary and four times the average of his annual cash incentives paid for the two fiscal years immediately prior to the fiscal year in which the change of control occurred. In addition, Mr. Morgan would receive health insurance benefits for 18 months, his stock awards granted pursuant to the Agreement would vest immediately, and Mr. Morgan would be credited with two years’ vesting for all other stock awards.

The Agreement also provides that Mr. Morgan will be entitled to a full gross-up for any excise taxes imposed under Section 4999 of the Internal Revenue Code on the benefits payable to him in connection with the change in control (unless a reduction in the amount of the benefits by not more than 10% will avoid the imposition of those taxes).

Mr. Lyons. The Company and Mr. Lyons entered into a letter agreement on December 9, 2012 that sets forth Mr. Lyons’ compensation and benefits. Pursuant to the terms of such letter agreement, Mr. Lyons received an initial base salary of $220,000. The Company also granted Mr. Lyons (i) 25,000 shares of restricted common stock of the Company that will vest annually over five years and (ii) options to purchase 50,000 shares of common stock that will vest over four years. Mr. Lyons is eligible to participate in the Company’s Long Term Incentive Plan, which provides a stock award which vests if specified performance target goals are achieved. Mr. Lyons is also provided an automobile allowance of $600 per month.

Ms. Van Benten. The Company and Ms. Van Benten entered into a letter agreement on September 11, 2010 that sets forth Ms. Van Benten’s compensation and benefits. Pursuant to the terms of such letter agreement, Ms. Van Benten received an initial base salary of $200,000. The Company also granted Ms. Van Benten (i) 25,000 shares of restricted common stock of the Company that will vest annually over five years, (ii) options to purchase 50,000 shares of common stock that will vest over four years and (iii) options to purchase 17,720 shares of common stock under the Company’s Long Term Stock Plan that are subject to performance-based vesting.

The Company entered into substantially identical contingent change in control arrangements (the “Change in Control Agreements”) with Mr. Lyons and Ms. Van Benten upon their hire dates which are continually in effect for a one year period. The Change in Control Agreement for Mr. Lyons and Ms. Van Benten provides that upon a Change in Control Termination, the executive will receive a lump sum payment equal to the sum of (i) the executive’s annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) 1.5 times the executive’s annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) 1.5 times the cash incentive paid or payable to the executive for the fiscal year preceding the fiscal year in which the change of control occurs. The executive is also entitled to a continuation of family health and insurance benefits for eighteen months. The Change in Control Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code or any comparable provision is imposed on any payment made or benefit provided to the executive, then the amount of such payment or benefit will be increased to the extent necessary to compensate the executive fully for the imposition of such tax.

Outstanding options and restricted shares granted under the 2001 Plan will generally become fully vested upon the occurrence of a change in control, and may be terminated in exchange for a cash payment upon the change of control.

The Company maintains a defined-contribution plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees over the age of 21, after one-year of service, working more than 1,000 hours. Participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service’s annual contribution limit. The plan provides for a voluntary match of employee contributions of up to 2% and a discretionary contribution of 3% by the Company. The Company suspended its voluntary match of employee contributions in March 2009 and chose not to make a discretionary contribution subsequent to that date.

The following table sets forth summary information concerning the outstanding equity awards as of Fiscal 2014 year-end for the Named Executive Officers. Each of these awards was granted under the 2001 Plan. For additional information concerning the 2001 Plan, see “Equity Compensation Plan Information” above.

	OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END
		Option Awards					Stock Awards
Name	Grant Date	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Steven R. Morgan	2/9/2012 10/17/2014	-- --	-- --		-- --	-- --	51,546(1) 320,000(2)	$33,505 $208,000

Dennis Lyons	3/06/2012	35,417	14,583(3)		$0.81	3/6/2019	15,000(4)	$9,750

Susan Van Benten	9/20/2010	50,000	--		$1.45	9/20/2017	5,000(5)	$3,250

(1)	Restricted stock award, remaining shares vest on the third anniversary of the grant date.
(2)	Restricted stock award, shares will vest 25% on each anniversary of the grant date.
(3)	Stock options vest 25% on the first anniversary of the grant date and monthly over the next 36 months, .
(4)	Restricted stock award, remaining shares vest 33.3% on each of the third, fourth and fifth anniversary of the grant date.
(5)	Restricted stock award, remaining shares will vest on fifth anniversary of the grant date.
(6)

The dollar amounts shown in this column are determined by multiplying (x) the number of shares or units that have not vested by (y) $0.65 (the closing price of the Company’s common stock on January 30, 2015, the last trading day of Fiscal 2014).

MATTERS SUBMITTED FOR STOCKHOLDER VOTE

PROPOSAL 1 - ELECTION OF DIRECTORS

As required by the Company’s Bylaws, the Board of Directors has fixed the number of directors of the Company at five effective at the commencement of the Annual Meeting. We have four directors currently in office, and one vacancy that has not yet been filled. It is proposed that the following four nominees be elected to the Board of Directors to hold office until the annual meeting of stockholders in 2016 or until election and qualification of a successor: Sam P. Cortez, Steven R. Morgan, Steven D. Scheiwe and Neil S. Subin. As discussed above under “─ Directors, Executive Officers and Corporate Governance”, our Bylaws requires each incumbent director nominee to submit to the Board an irrevocable letter of resignation from the Board that becomes effective if (i) that director fails to receive a majority of the votes present in person or represented by proxy and entitled to vote and (ii) the Board of Directors determines to accept such resignation. The shares represented by proxies will be voted for the election of the nominees named above, but if a nominee should be unable to serve, those shares will be voted for such replacement as the Board may designate. The Company has no reason to expect that any of the nominees will be unable to serve. Although fewer nominees are named than the number fixed by the Bylaws, proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote FOR the election of the nominees named above to serve until 2016.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved the retention of Burr Pilger Mayer, Inc. (“BPM”) as our independent auditors for the Company’s fiscal year ending January 30, 2016, which will be their tenth year as the Company’s independent auditors. Although stockholder ratification of the Company’s independent auditors is not required by our Charter, Bylaws, Delaware law or otherwise, in the interest of sound corporate governance and in order to permit our stockholders to participate in this important corporate decision, we are submitting the selection of BPM to our stockholders for ratification. If not ratified, the Audit Committee will reconsider its selection, although it will not be required to select different independent auditors for the Company. We do not anticipate representatives of BPM being present at the Annual Meeting.

The Board of Directors recommends a vote FOR the ratification of the selection of Burr Pilger Mayer, Inc. as the Company’s independent auditors.

PROPOSAL 3 – AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN TO AUTHORIZE ADDITIONAL SHARES

On March 4, 2001, the Board adopted, and the shareholders subsequently approved, the 2001 Stock Incentive Plan (the “2001 Plan.”) The 2001 Plan provides for the award of long-term incentives to those key employees and directors who make substantial contributions to the growth of the Company and to retain them in the employ of the Company or its subsidiaries by providing opportunities for ownership of the Company’s Common Stock. The 2001 Plan provides for the issuance of Nonqualified Stock Options (NSOs) and awards of restricted stock, stock appreciation rights and restricted stock units. As originally approved, the 2001 Plan had 2,800,000 shares available for issuance, in 2005 the 2001 Plan was amended to increase the number of authorized shares by 350,000, and pursuant to the Company’s Plan of Reorganization the 2001 Plan was amended and restated to increase the aggregate number of shares authorized for issuance by 3,150,000. Under the 2001 Plan, as amended and restated, the total shares available for issuance is 6,300,000. As of May 27, 2015, 376,455 shares of stock remain available for issuance under the 2001 Plan. The Board, upon recommendation of the Management Review and Compensation Committee, has approved an amendment to the 2001 Plan to increase the aggregate number of shares authorized for issuance by 2,500,000 shares, subject to shareholder approval. If approved, the total shares available for issuance under the Plan, as amended, would be 8,800,000.

The 2001 Plan is administered by the Management Review and Compensation Committee (the "Committee") selected by the Board of Directors which operates pursuant to a charter adopted by the Board of Directors. The provisions of the 2001 Plan, and all actions and transactions under and pursuant to it, are intended to comply with all applicable conditions of rules promulgated under Section 16 of the Exchange Act, or its successors, with respect to reporting persons, including the Company's executive officers. The aggregate number of shares of the $.01 par value common stock of the Company that may be issued or reserved for issuance pursuant to the 2001 Plan may consist, in whole or in part, of authorized but unissued shares or shares reacquired by the Company (and not reserved for any other purpose) and shares subject to any previous award under the 2001 Plan that have been forfeited. The 2001 Plan contains antidilution provisions, allowing for adjustments in the number of shares in case of stock dividends and other changes in the Company's capital structure. No grants or awards of shares may be made under the 2001 Plan after March 4, 2021.

Nonqualified Stock Options and restricted shares, stock appreciation rights and restricted stock units may be awarded only to key employees (including the Named Executive Officers) of the Company or its subsidiaries who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company. In determining the employees to whom awards will be made, the type and amount of award, and the time when awards will be made, the Committee may take into account any factors that it deems relevant in connection with accomplishing the purpose of the 2001 Plan.

The 2001 Plan, as amended and restated, provides that the Committee will determine the number of stock options to be granted to each eligible employee and the option exercise price, which will in no event be less than 100% of fair market value per share on the date the option is granted. The Plan further provides that vesting for stock options may not occur any more rapidly than 25% per year beginning at the first anniversary of grant, except in the event of retirement (as provided in the Hancock Fabrics, Inc., Consolidated Retirement Plan), death or disability and that no option may be exercisable after seven years from the grant date. The purchase price of any option may be payable in full at the time of exercise in cash, or with Committee approval, shares of the Company at fair market value, or a combination thereof.

As provided in the 2001 Plan, each newly appointed nonemployee director is awarded 50,000 restricted shares upon appointment and each incumbent director receives an award for 20,000 shares immediately following each annual meeting until the Plan expires. In addition, directors may elect to receive their fees for service as a director in restricted shares instead of cash. Awards to nonemployee directors are subject to the same requirements as those made to employees respecting exercise price, vesting and exercise.

Restricted stock awards under the 2001 Plan may consist of shares of the Company free of any purchase price, restricted against transfer, subject to forfeiture and subject to other terms and conditions as may be established by the Committee. Prior to the lapse of such restrictions, a grantee will have the right to receive dividends and vote such shares. Certificates representing the shares awarded will be registered in the name of the grantee, but the Committee may require that such certificates not be delivered until the restrictions have lapsed. Restricted shares will vest no more that 50% upon the first anniversary and 25% upon the second and third anniversaries.

If a change of control of the Company, as defined in the 2001 Plan, occurs, any stock options awarded and not previously exercisable will become fully vested and all restrictions applicable to any restricted stock awards will lapse.

The Board of Directors may terminate, amend, modify or suspend the 2001 Plan at any time, except that the Board may not, without the authorization of the holders of a majority of the Company's outstanding shares, increase the maximum number of shares which may be issued under the Plan, extend the last date on which the Plan expires, change the class of persons eligible to receive awards, change the minimum option price, amend awards, reset the exercise price of outstanding options or issue new awards in exchange for the cancellation of outstanding awards. No amendment may affect the rights of a participant, except with the participant's consent.

Recipients of NSOs will not recognize income at the time of award but will recognize ordinary income upon the exercise of NSOs to the extent that the value on the date of exercise of the shares of common stock purchased exceeds the exercise price paid for the shares. The Company will be entitled to a deduction at the same time that, and in the same amount as, an optionee recognizes ordinary income. The ordinary income recognized by the optionee is subject to tax withholding requirements.

On the date that shares awarded are no longer subject to restrictions, the participant must include in income, as compensation, the fair market value of the shares. Any dividend with respect to shares subject to restrictions is included in the participant's income when received. The Company will be allowed a deduction equal to the amount of compensation income to the participant.

The Company is not currently considering any other specific award grants under the amended 2001 Plan, other than annual grants to nonemployee directors described above. The Company currently has three nonemployee directors, with one vacancy. Thus, in accordance with the terms of the 2001 Plan the Company expects to make grants to its continuing nonemployee directors of 80,000 shares per year (20,000 shares for each of the four continuing nonemployee directors), for an aggregate of 480,000 shares awarded to nonemployee directors over the six year remaining term of the amended 2001 Plan. Awards would also be made pursuant to the 2001 Plan to new nonemployee directors joining the Board. If the amended 2001 Plan had been in existence in Fiscal 2014, the Company expects that its award grants for Fiscal 2014 would not have been substantially different from those actually made in that year under the 2001 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during Fiscal 2014, see the material under the heading “Compensation of Executive Officers and Directors.”

Aggregate Past Grants Under the 2001 Plan

As of May 27, 2015, awards covering 12,066,184 shares of our common stock had been granted under the 2001 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid, and became available for new award grants under the 2001 Plan. The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock vesting prior to that date, and option and unvested restricted stock holdings as of that date. (Performance awards granted under the 2001 Plan are reflected in this table assuming that the target level of performance was achieved.)

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
	Number of Shares Subject to Past Option	Number of Shares Acquired	Number of Shares Underlying Options as of 05/27/2015		Number of Shares/Units Subject to	Number of Shares/Units Vested as of	Number of Shares/Units Outstanding and Unvested as of
Name and Position	Grants(1)	On Exercise	Exercisable	Unexercisable	Past Awards(1)	05/27/2015	05/27/2015
Named Executive Officers:
Steven R. Morgan President and Chief Executive Officer	--	--	--	--	2,624,757	971,424	1,320,000
James B. Brown
Executive Vice President and Chief Financial Officer
	100,000	--	52,083	47,917	172,800	71,922	30,000
Dennis Lyons
Senior Vice President and Chief Administrative Officer	50,000	--	39,583	10,417	219,118	95,883	10,000
Susan Van Benten
Senior Vice President, Chief Merchandising and Marketing Officer	50,000	--	50,000	--	201,471	93,530	5,000
Total for All Current Executive Officers as a Group (4 persons):	200,000	--	141,666	58,334	3,218,146	1,232,759	1,365,000
Sam P. Cortez	--	--	--	--	170,000	135,000	35,000
Steven D. Scheiwe	--	--	--	--	196,163	161,163	35,000
Neil S. Subin	--	--	--	--	150,000	115,000	35,000
Total for all Current Non-Executive Directors as a Group (3 persons):	--	--	--	--	516,163	411,163	105,000
Each other person who has received 5% or more of the options, warrants or rights under the Plan: (2)	465,000	93,330	--	--	2,981,375	1,091,424	1,320,000
All employees, including all current officers who are not executive officers or directors, as a group:	5,930,572	252,588	782,511	161,076	2,201,303	1,967,874	98,400
Total	6,130,572	252,588	924,177	219,410	5,935,612	3,611,796	1,568,400

(1) Includes performance awards which were forfeited based on performance.

(2) Awards shown for persons who received 5% or more of the shares under the Plan are also included in other sections of this table, therefore amounts included in this section should not be used to compute totals.

The Board of Directors recommends a vote FOR the approval of an amendment to the 2001 Stock Incentive Plan to authorize additional shares.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.

If a stockholder desires to present a proposal at next year’s annual meeting of stockholders and to have that proposal included in the proxy statement and proxy for that meeting, the stockholder should follow the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s proxy statement, stockholder proposals must be received no later than February 3, 2016 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2016 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received by the Company at its principal executive offices a reasonable time before we begin to print and send proxy material in connection with such meeting. Proposals should be sent to the attention of the Secretary, Hancock Fabrics, Inc., One Fashion Way, Baldwyn, Mississippi 38824.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director

If a stockholder otherwise desires to nominate a candidate for election to the Board of Directors or properly bring other business before the 2016 annual meeting, but whose stockholder proposal will not be included in the proxy materials the Company distributes for such meeting, such stockholder must submit a nomination notice or deliver notice setting forth information as to each matter such stockholder proposes to bring before the 2016 annual meeting in compliance with the Company’s Bylaws not less than 30 days prior to the 2016 annual meeting, which we currently anticipate will be held on or about July 15, 2016. The nomination notice must contain the information as specified in Article I, Section 7 of the Bylaws and the stockholders’ notice must contain the information as specified in Article I, Section 13 of the Bylaws. As a result, such nomination notices and notices for a stockholder’s proposal received by the Company after June 15, 2016 will be considered untimely for the annual meeting of stockholders. If a stockholder’s notice is not received by June 15, 2016 and does not satisfy the additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2016 annual meeting of stockholders. In accordance with our Bylaws, if less than 40 days’ notice or prior public disclosure of the date of the 2016 annual meeting is given to the stockholders, a stockholder’s notice must be received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure made. A nomination notice and stockholder’s notice should be sent to the attention of the Secretary, Hancock Fabrics, Inc., One Fashion Way, Baldwyn, Mississippi 38824.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” contained in this proxy statement does not constitute soliciting material and shall not be deemed filed, and specifically is not incorporated by reference into any other filings with the SEC, except to the extent the Company specifically incorporates such report by reference therein. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.

OTHER MATTERS

The Board is not aware that any matters not specified above will be presented at the meeting.

By order of the Board of Directors, /s/ James B. Brown James B. Brown Executive Vice President, Chief Financial Officer and Secretary

PLEASE VOTE ON THE INTERNET OR IF YOU REQUEST A PRINTED COPY OF YOUR PROXYMATERIALS, BY SUBMITTING A SIGNED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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HANCOCK FABRICS, INC.

As a stockholder of Hancock Fabrics, Inc., you have the option of voting your shares electronically through the Internet eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on July 16, 2015.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY	Please mark your votes like this ☒

1.	To elect four members of the Board of Directors to hold office until the next Annual Stockholders’ Meeting or until their respective successors have been elected and qualified.	3.	To consider and vote upon a proposal to approve an amendment to the 2001 Stock Incentive Plan to authorize additional shares	FOR AGAINST ABSTAIN ☐ ☐ ☐

NOMINEES:

(1)	Sam P. Cortez	FOR AGAINST ABSTAIN ☐ ☐ ☐
(2)	Steven R. Morgan	☐ ☐ ☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

(3)	Steven D. Scheiwe	☐ ☐ ☐	In their discretion the proxies are authorized and empowered to vote upon other matters that may properly come before the Annual Meeting and all continuations, adjournments or postponements thereof, including, if submitted to a vote of the stockholders, a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional

(4)	Neil S. Subin	☐ ☐ ☐

2.	To ratify the appointment of the accounting firm Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.	FOR AGAINST ABSTAIN ☐ ☐ ☐	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature                                                                                               Signature                                                                                                    Date                                           , 2015.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held July 17, 2015

The Proxy Statement and our Annual Report for the year ended January 31, 2015 are available at: http://www.cstproxy.com/hancockfabrics/2015

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

 PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HANCOCK FABRICS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JULY 17, 2015

The undersigned acknowledges receipt of the Notice and Proxy Statement dated May 29, 2015 and hereby appoints James B. Brown and O. Pierce Crockett and each of them, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Stockholders of Hancock Fabrics, Inc., a Delaware Corporation (the “Company”), to be held at the Company’s headquarters at One Fashion Way, Baldwyn, Mississippi on Friday, July 17, 2015 at 3:00 p.m. CST and at any adjournment or postponement thereof.

This proxy is solicited by the Board of Directors. It will be voted in accordance with the specifications indicated. Unless otherwise indicated, this proxy will be voted FOR the election of all nominees listed, FOR ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016, and FOR the proposal to approve an amendment to the 2001 Stock Incentive Plan to authorize additional shares.

The Board of Directors has fixed the close of business on May 19, 2015 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company at least 10 days before the date of the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)